Exhibit (d)(2)(a)

AMENDMENT NO. 1 DATED OCTOBER 1, 2014 TO THE PROSHARES TRUST ADVISORY FEE

WAIVER AGREEMENT DATED MAY 30, 2014

SCHEDULE A

TO PROSHARES TRUST ADVISORY FEE WAIVER AGREEMENT

As of October 1, 2014

As of October 1, 2014 through September 30, 2017 (the “applicable Period”) the Advisory fee limit applicable to each Fund shall be:

Tiered Advisory Fee Limit for each of the Funds listed below:

Net Assets	Net Assets		Rate
0	≥	$4,000,000,000	0.75%
$4,000,000,000+	≥	$5,500,000,000	0.70%
$5,500,000,000+	≥	$7,000,000,000	0.65%
$7,000,000,000+	≥	$8,500,000,000	0.60%
Above $8,500,000,000			0.55%

Funds

ProShares Hedge Replication ETF

ProShares Large Cap Core Plus

ProShares Merger ETF

ProShares RAFI® Long/Short

Short MarketCap

ProShares Short S&P500®

ProShares Short QQQ®

ProShares Short Dow30SM

ProShares Short MidCap400

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares UltraShort Russell3000

ProShares UltraShort S&P500®

ProShares UltraShort QQQ®

ProShares UltraShort Dow30SM

ProShares UltraShort MidCap400

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraPro Short S&P500®

ProShares UltraPro Short QQQ®

ProShares UltraPro Short Dow30SM

ProShares UltraPro Short MidCap400

ProShares UltraPro Short Russell2000

Short Style

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort Russell MidCap Value

ProShares UltraShort Russell MidCap Growth

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

Short Sector

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short KBW Regional Banking

ProShares UltraShort Basic Materials

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications

ProShares UltraShort Utilities

ProShares UltraPro Short Financials

Short International

ProShares Short MSCI EAFE

ProShares Short MSCI Emerging Markets

ProShares Short FTSE China 25

ProShares UltraShort MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort FTSE China 25

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Mexico Capped IMI

Short Fixed Income

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort TIPS

ProShares UltraPro Short 20+ Year Treasury

Ultra MarketCap

ProShares Ultra Russell3000

ProShares Ultra S&P500®

ProShares Ultra QQQ®

ProShares Ultra Dow30SM

ProShares Ultra MidCap400

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares UltraPro S&P500®

ProShares UltraPro QQQ®

ProShares UltraPro Dow30SM

ProShares UltraPro MidCap400

ProShares UltraPro Russell2000

Ultra Style

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

Ultra Sector

ProShares Ultra Basic Materials

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra KBW Regional Banking

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares UltraPro Financials

Ultra International

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra MSCI Brazil Capped

ProShares Ultra FTSE China 25

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Mexico Capped IMI

Ultra Fixed Income

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President